UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2022

HEALTH ASSURANCE ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-39702	85-2899745
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

20 University Road Cambridge, Massachusetts	02138
(Address of principal executive offices)	(Zip Code)
(617) 234-7000 Registrant’s telephone number, including area code Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
SAILSM (Stakeholder Aligned Initial Listing) securities, each consisting of one share of Class A Common Stock, $0.0001 par value, and one-fourth of one redeemable warrant	HAACU	The NASDAQ Stock Market LLC

Class A Common Stock included as part of the SAILSM securities	HAAC	The NASDAQ Stock Market LLC

Warrants included as part of the SAILSM securities, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	HAACW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 30, 2022, Ms. Michelle Brown informed Health Assurance Acquisition Corp. (the “Company”) that she would be resigning from her position as Chief Financial Officer of the Company. Ms. Brown has also resigned from General Catalyst Partners, LLC, an affiliate of HAAC Sponsor, LLC, the Company’s sponsor (the “Sponsor”), to pursue other opportunities. Ms. Brown’s resignation was not related to any disagreement with the Company on any matter relating to the Company’s accounting, strategy, leadership, operations, policies or practices (financial or otherwise).

On April 5, 2022, the Company’s board of directors appointed Mr. Mark Allen as the Company’s Chief Financial Officer, effective as of March 30, 2022. Mr. Allen, 44, has served in several senior roles at General Catalyst since joining in 2013 and currently serves as the Chief Financial Officer. In this role Mr. Allen is responsible for General Catalyst’s financial accounting, reporting and treasury functions. Prior to that, Mr. Allen served as a Fund Controller of the Senior Debt team at Audax Group from 2006 to 2013, where he was responsible for all financial and operational growth of the Senior Debt business. Mr. Allen holds an M.B.A. from Northeastern University, a B.S. in Business Administration from the University of Vermont and is a Certified Public Accountant.

In connection with the appointment of Mr. Allen, the Company entered into the following agreements:

•	A Letter Agreement, dated as of April 5, 2022 (the “Letter Agreement”), between the Company and Mr. Allen, pursuant to which he has agreed to (i) waive any redemption rights with respect to any shares of the Company’s Class B common stock, par value $0.0001 per share, issued to the Sponsor and Health Assurance Economy Foundation, a Delaware corporation (the “Foundation” and such shares, the “Alignment Shares”) and shares of the Company’s Class A common stock, par value $0.0001 per share, sold as part of the SAILSM securities in the Company’s initial public offering (“Public Shares”) he holds in connection with the completion of the Company’s initial business combination, (ii) waive any redemption rights with respect to any Alignment Shares and Public Shares he holds in connection with a stockholder vote to approve an amendment to the Company’s Second Amended and Restated Certificate of Incorporation to modify the substance or timing of the Company’s obligation to redeem 100% of the Company’s Public Shares if the Company has not consummated an initial business combination within 24 months from the closing of the initial public offering, which occurred on November 17, 2020 (or such later date as approved by holders of a majority of shares of the Company’s outstanding common stock that are voted at a meeting to extend such date, voting together as a single class) or with respect to any other material provisions relating to stockholders’ rights or pre-initial business combination activity and (iii) waive any rights to liquidating distributions from the trust account with respect to any Alignment Shares he holds if the Company fails to complete its initial business combination within 24 months from the closing of the initial public offering, or such later date as described in (ii) above (although he will be entitled to liquidating distributions from the trust account with respect to any Public Shares he holds if the Company fails to complete its initial business combination within the prescribed time frame); and

•	An Indemnity Agreement, dated as of April 5, 2022 (the “Indemnity Agreement”), between the Company and Mr. Allen, providing Mr. Allen contractual indemnification in addition to the indemnification provided for in the Company’s Second Amended and Restated Certificate of Incorporation.

The foregoing descriptions of the Letter Agreement and the Indemnity Agreement do not purport to be complete and are qualified in their entireties by reference to the Letter Agreement and the Indemnity Agreement, copies of which are attached as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference. The terms of these agreements are substantially the same as the terms signed by the Company’s directors and officers as of the closing of the initial public offering and as currently in effect.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Letter Agreement, dated as of April 5, 2022, between the Company and Mark Allen.
10.2	Indemnity Agreement, dated as of April 5, 2022, between the Company and Mark Allen.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 5, 2022

HEALTH ASSURANCE ACQUISITION CORP.

By:	/s/ Hemant Taneja
Name: Hemant Taneja
Title: Chief Executive Officer